UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2007

Agilysys, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2255 Glades Road, Suite 425W, Boca Raton, Florida		33431
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 999-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 5, 2007, Agilysys, Inc. filed with the Securities and Exchange Commission a Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 and a definitive proxy statement in connection with the proposed sale of its KeyLink Systems Distribution Business. Among other uses of proceeds from the proposed sale, the Form 10-Q and definitive proxy statement discuss the purchase of up to 6 million Agilysys common shares in an estimated $100 million self-tender offer. The ultimate number of shares and dollar value of the tender offer will be dependent on the stock price and market conditions at the time. Agilysys currently expects to commence the tender offer as soon as reasonably practicable following the closing of the proposed sale.

The following tender offer discussions are incorporated by reference herein:

Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2006 (File No.: 000-05734):

 Page 28, section titled, "Subsequent Event"
 Page 28, last sentence
 Page 29, last risk factor

Definitive Proxy Statement filed on February 5, 2007 (File No. 000-05734):

 Page 1, last paragraph
 Page 3, second bullet
 Page 4, fifth bullet
 Page 4, first and second sentences of last full paragraph
 Pages 4-5, last bullet beginning on page 4
 Page 11, first paragraph of first question and answer
 Page 12, third bullet
 Page 12, third full question and answer
 Page 12, fourth full question and answer
 Page 13, third bullet to first full question and answer
 Page 24, third bullet
 Page 25, last sentence of the seventh paragraph
 Page 25, fifth sentence of the last paragraph
 Page 28, ninth bullet
 Page 33, first and second sentences of last full paragraph
 Pages 33-34, bullet beginning on page 33 titled, "Issuer Self-Tender Offer," including all sub-bullets thereto
 Page 41, last sentence in the third paragraph of the section titled, "United States Federal Income Tax Consequences"
 Page 42, second risk factor
 Page 45

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agilysys, Inc.

February 5, 2007	By:	/s/ Martin F. Ellis

Name: Martin F. Ellis
Title: Executive Vice President, Treasurer and Chief Financial Officer